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                                                                    EXHIBIT 10.2


                        ASSIGNMENT AND AMENDMENT (FOURTH)
                                       OF
                            PARTICIPATION AGREEMENT,
                            REIMBURSEMENT AGREEMENT,
                                       AND
                           OTHER TRANSACTION DOCUMENTS


           The Participation Agreement and the Reimbursement Agreement
                    Originally Dated as of December 17, 1996

            This Assignment and Amendment dated as of March 18, 1999

                                     among:


                         ASSET HOLDINGS CORPORATION IX,

                                  TUFCO, L.P.,

                              BANK ONE, WISCONSIN,
                                  as assignor,

                                       and

                           FIRST UNION NATIONAL BANK,
                                   as assignee


                               in connection with:



            SUBSTITUTION OF LETTER OF CREDIT FOR SOUTH CAROLINA JOBS-
              ECONOMIC DEVELOPMENT AUTHORITY $1,500,000 ADJUSTABLE
                    RATE ECONOMIC DEVELOPMENT REVENUE BONDS,
                  SERIES 1996 (TUFCO INDUSTRIES, INC. PROJECT)


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     This Assignment and Amendment (Fourth) of Participation Agreement,
Reimbursement Agreement and Other Transaction Documents (this "Assignment and Amendment") is dated as of March 18, 1999, and is by and among Bank One, Wisconsin, a Wisconsin banking corporation, as assignor ("Bank One"), First Union National Bank, a national banking corporation, as assignee ("FUNB"), Tufco, L.P., a Delaware limited partnership (the "Lessee") and Asset Holdings Corporation IX, a Delaware corporation (the "Borrower").

     PRELIMINARY STATEMENTS:

     (1) Pursuant to the Loan Agreement dated as of December 1, 1996 between the Borrower and the South Carolina Jobs-Economic Development Authority (the "Issuer") (the "Loan Agreement"), the Issuer has loaned the proceeds of the issuance of $1,500,000 of the Issuer's Adjustable Rate Economic Development Revenue Bonds, Series 1996 (Tufco Industries, Inc. Project) (the "Bonds") to the Borrower.

     (2) The Bonds were issued under a Trust Indenture dated as of December 1, 1996 between the Issuer and Bank One Wisconsin Trust Company, National Association, as trustee (together with any successor trustee under the Indenture, the "Trustee") (the "Indenture").

     (3) Pursuant to the Loan Agreement, the Borrower has an obligation to cause to be maintained for the benefit of the Trustee, as trustee under the Indenture, an irrevocable letter of credit (the "Letter of Credit") in an amount equal to the principal amount of the Bonds outstanding from time to time plus 45 days' interest thereon (calculated at the maximum rate of 10% per annum) in order to enhance the marketability of the Bonds (the "Letter of Credit Requirements").

     (4) In performance of the Letter of Credit Requirements, the Borrower caused Bank One to deliver its irrevocable letter of credit dated as of December 17, 1996 (the "Original Letter of Credit") pursuant to the terms and conditions of (a) the Participation Agreement dated as of December 17, 1996, among the Borrower, Bank One and Tufco Industries, Inc., a Wisconsin corporation ("Tufco Industries"), as lessee (as amended by the First Amendment to Participation Agreement dated February 7, 1997, the Second Amendment to Participation Agreement dated February ___ 1998 (the "Second Amendment to Participation Agreement"), the Third Amendment to Participation Agreement dated August 28, 1998 (collectively the "Amendments"), the "Participation Agreement") and (b) the Reimbursement Agreement dated as of December 17, 1996, between the Borrower and Bank One (as amended by the Amendments, the "Reimbursement Agreement").

     (5) In connection with the Reimbursement Agreement, the Participation Agreement, the Loan Agreement and the other Operative Documents as defined therein (as the same have been or may be amended or otherwise modified from time to time, collectively referred to herein as the "Transaction Documents"), the Borrower executed and delivered to Bank One, inter alia, that certain Pledge and Security Agreement dated as of December 17,


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1996 (the "Pledge Agreement"), that certain Mortgage and Security Agreement (the
"Mortgage"), that certain Assignment of Lease and Rents (the "Lease
Assignment"), that certain First Amendment to Lease and Development Agreement (together with the Lease and Development Agreement dated as of June 10, 1996 and the Second Amendment to Lease and Development Agreement dated February 7, 1997 (the "Second Lease Amendment"), the "Lease"), and that certain Subordination, Non-Disturbance and Attornment Agreement (the "Subordination Agreement"), each dated as of December 17, 1996 (the Mortgage, the Lease Assignment, the Lease and the Subordination Agreement, collectively, the "Real Property Agreements").

     (6) In connection with the Transaction Documents, Tufco Technologies, Inc., a Delaware corporation ("Technologies"), Executive Converting Corporation, a Delaware corporation ("Executive") and Hamco Industries, Inc., a Delaware corporation ("Hamco") executed and delivered to Bank One, inter alia, that certain Unconditional Corporate Guaranty Agreement dated as of December 17, 1996 (the "December Guaranty").

     (7) In connection with the Second Lease Amendment, Technologies, Technologies I, Inc. (under the name of Technologies I), a Delaware corporation ("Tech I"), TFCO, Inc., a Delaware corporation ("TFCO"), Tufco, Inc., a Delaware corporation ("Tufco"), and Tufco Tech, Inc. (under the name of Tufco Tech), a Delaware corporation ("Tufco Tech") executed and delivered to Bank One, inter alia, that certain Unconditional Corporate Guaranty Agreement dated as of February 7, 1997 (the "February Guaranty").

     (8) In connection with the Second Amendment to Participation Agreement, Foremost Manufacturing Company, Inc. a Missouri corporation, Technologies, Tech I, TFCO, Tufco, and Tufco Tech executed and delivered to Bank One, inter alia, that certain First Amendment to Unconditional Corporate Guaranty Agreement dated as of February ___, 1998 (the "First Amendment to Guaranty") (the December Guaranty, the February Guaranty and the First Amendment to Guaranty, collectively, the "Guaranties").

     (9) Pursuant to a Consent to Transfer of Lease dated February 7, 1997, the Borrower and Bank One consented to the transfer of the obligations of Tufco Industries under the Lease to Lessee, its successor in interest.

     (10) Pursuant to the Indenture, Borrower may provide for the delivery to Trustee of an Alternate Letter of Credit (as defined therein).

     (11) It is the intention of Bank One, the Borrower and FUNB (i) that FUNB issue its Alternate Letter of Credit, (ii) that the Original Letter of Credit be surrendered by the Trustee to Bank One upon delivery to Bank One of the Alternate Letter of Credit, (iii) that Bank One assign all of its rights, benefits, title and interest in and to the Transaction Documents to FUNB, (iv) that FUNB accept the duties and responsibilities of Bank One, if any, under the Transaction Documents as amended by this Assignment and Amendment, (v) that the Transaction Documents be amended as provided in this Assignment and Amendment to reflect the issuance of the Alternate Letter of Credit by FUNB pursuant to the Reimbursement Agreement as assigned and amended by this Assignment and Amendment, (vi) that the


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obligations of the Borrower to FUNB be fully secured by the security interests granted pursuant to (A) the Pledge Agreement as amended hereby and (B) the Real Property Agreements to the same extent that Bank One was secured, (vii) that the obligations of the Lessee to Lessor and FUNB as successor to Bank One be fully guaranteed by the Guarantors to the same extent that the obligations of the Lessee to Lessor and Bank One were guaranteed by the Guaranties, and (viii) that the obligations of the Lessee under the Participation Agreement and other Transaction Documents to Bank One shall be obligations of the Lessee to FUNB as successor to Bank One.

     (12) In the event the Alternate Letter of Credit is drawn upon to provide funds to the Trustee or otherwise, the Borrower will be obligated to reimburse FUNB in full for such drawing, in accordance with the terms and provisions of the Reimbursement Agreement as amended hereby.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Assignment. Bank One, in consideration of the sum of $1.00 and other good and lawful consideration paid to Bank One, does hereby sell, assign, transfer and set over to FUNB, without recourse of any kind whatsoever except with respect to any representation or warranty of Bank One under section 6 hereof which shall have been false or misleading in any material respect as of the date given or the date on which the same is to be effective, all of Bank One's rights, benefits, title and interest in and to the Transaction Documents as of the Replacement Date (as hereinafter defined), for FUNB to have and hold the same absolutely, and the Borrower, the Lessee and the Guarantors acknowledge such assignment and agree that FUNB shall have all of the rights and benefits against the Borrower, the Lessee and the Guarantors under the Transaction Documents as FUNB would have had if FUNB were the Lender, the Mortgagee, the Bank or such other party as Bank One may have been designated under any of the Transaction Documents as amended by this Assignment and Amendment or by such other documents, instruments and agreements executed and/or delivered in connection herewith (the "Collateral Documents"). FUNB accepts the duties and responsibilities of Bank One set forth in the Transaction Documents as amended by this Assignment and Amendment and the Collateral Documents.

     Section 2. Execution and Delivery of Alternate Letter of Credit. FUNB agrees, based on the terms and conditions hereinafter set forth, to execute and deliver to the Trustee the Alternate Letter of Credit substantially in the form set forth in Exhibit A hereto in the amount of $1,356,520.55 and with a stated termination date of December 15, 2001, subject to automatic extension, in substitution for the Original Letter of Credit, such substitution to be effective as of the start of business on May 6, 1999 (the "Replacement Date").

     Section 3. Amendments to Transaction Documents. In addition, the parties hereto agree to the following amendments to the Transaction Documents to become effective as of the Replacement Date:



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          (a) The definition of "Bank" in the introductory paragraph of the
     Reimbursement shall be amended to mean FUNB and its successors and assigns, and all references to the "Bank," "Lender," "Mortgagee," or other party as Bank One may have been designated under any of the Transaction Documents shall mean FUNB and its successors and assigns.

          (b) The following definition in Section 1 of the Reimbursement Agreement is hereby amended and restated to read in their entirety as follows:

          "`Reference Rate' means the Bank's Prime Rate."

          (c) The definitions of the terms "Lender Security Documents," "Operative Documents," and "Pledge and Security Agreement" set forth in
     Section 1 of the Reimbursement Agreement are each hereby amended by deleting the period at the end of each such definition and adding the following phrase:

          ", as the same may be amended or otherwise modified from time to time."

          (d) The following new definition is added to Section 1 of the Reimbursement Agreement:

          "`Prime Rate' The Bank's Prime Rate shall be that rate announced by the Bank from time to time as its prime rate and is one of several interest rate bases used by the Bank. The Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by the Bank."

          (e) Section 2 of the Reimbursement Agreement is hereby amended and restated to read in its entirety as follows:

          "The Company agrees to pay the Lender, at its office in West Trenton, New Jersey, in immediately available funds, in the case of a payment by the Lender under the Letter of Credit pursuant to a draft accompanied by a certificate in the form of Annex A to the Letter of Credit or by a certificate in the form of Annex D to the Letter of Credit, a sum equal to the amount so paid, payable immediately upon demand."

          (f) Section 3(b) of the Reimbursement Agreement is hereby amended and restated to read in its entirety as follows:

          "On the Closing Date and annually thereafter on December 16 of each year until the issuance of an Alternate Letter of Credit as provided in


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          the Indenture, a commission at the rate of 1.25% of the average amount of the Letter of Credit scheduled to be outstanding during the next succeeding year; provided that the annual commission payable on the Closing Date shall be for the period commencing on the Closing Date and ending December 15, 1997. Upon the issuance of an Alternate Letter of Credit, the Borrower will pay a letter of credit fee to the issuer of such Alternate Letter of Credit on the amount available for drawing under the Alternate Letter of Credit, such letter of credit fee (i) to be paid in arrears on the last day of February, May, August and November of each year, commencing with the first such day after the Replacement Date (as defined in that certain Assignment and Amendment dated March 18, 1999), with a final payment due on the date of expiration or termination of such Alternate Letter of Credit (each such date a `Payment Date') and (ii) to be calculated for the period from and including one Payment Date (or with respect to the first such payment, from and including the Replacement Date) to and excluding the earlier of the next Payment Date or the date of expiration or termination of the Alternate Letter of Credit at a rate equal to one percent (1%) per annum. The issuer of the Letter of Credit which is to be replaced by the Alternate Letter of Credit shall refund to the Borrower promptly after the Replacement Date any excess commission paid by the Borrower for the unexpired term of the Letter of Credit."

          (g) The order of payments set forth in Section 7.8 is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "shall be applied by the Lender first, to the payment of all amounts due and payable to the Lender hereunder or under any Operative Document, second, to the payment of an amount equal to the then current Stated Amount of the Letter of Credit to the Lender for deposit into the Interest Escrow Account or the Principal Escrow Account, as the case may be, for the payment of amounts which may be drawn under the Letter of Credit, third, to the extent not paid or payable by a draw under the Letter of Credit, to the Trustee for the payment of principal, premium, if any, or interest then due and payable under the Bonds and any amounts due and payable to the Issuer by the Borrower under the Loan Agreement, fourth, the remainder, if any, shall be returned to the Lessee."

          (h) The order of payments set forth in Section 7.9 is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "shall be applied by the Lender first, to the payment of all amounts due and payable to the Lender hereunder or under any Operative Document, second, to the payment of an amount equal to the then current Stated


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          Amount of the Letter of Credit to the Lender for deposit into the
          Interest Escrow Account or the Principal Escrow Account, as the case may be, for the payment of amounts which may be drawn under the Letter of Credit, third, to the extent not paid or payable by a draw under the Letter of Credit, to the Trustee for the payment of principal, premium, if any, or interest then due and payable under the Bonds and any amounts due and payable to the Issuer by the Borrower under the Loan Agreement."

          (i) The order of payments set forth in Section 7.10 is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "shall be applied by the Lender first, to the payment of all amounts due and payable to the Lender hereunder or under any Operative Document, second, to the payment of an amount equal to the then current Stated Amount of the Letter of Credit to the Lender for deposit into the Interest Escrow Account or the Principal Escrow Account, as the case may be, for the payment of amounts which may be drawn under the Letter of Credit, third, to the extent not paid or payable by a draw under the Letter of Credit, to the Trustee for the payment of principal, premium, if any, or interest then due and payable under the Bonds and any amounts due and payable to the Issuer by the Borrower under the Loan Agreement, fourth, (a) if sold by the Lessee pursuant to Section 15.6 of the Lease, to the Lessee, the excess of such proceeds of sale, if any, and (b) otherwise, to the Lessor."

          (j) The introductory phrase of Section 7.11(a) of the Reimbursement Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "(a) Any payments received by the Borrower or the Lender when an Event of Default under the Lease exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to the Lessee described in Article XIII(g) of the Lease), as:"

          (k) Section 7.11(b) of the Reimbursement Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "(b) Any payments received by the Borrower when an Event of Default under the Lease exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to the Lessee described in Article XIII(g) of the Lease) from the Lessee as a payment in accordance with the Lease, shall be paid to the Lender as promptly as possible, and then be applied by the Lender as promptly as possible in the order of priority set forth in subsection (a) of this section."



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          (l) A new Section 9.1(g) is added to read in its entirety as follows:

          "(g) Credit Agreement (i) First Union National Bank shall no longer be Agent for the Banks as defined in and pursuant to the Credit Agreement dated as of August 28, 1998 among Tufco, L.P., Tufco Technologies, Inc., the Banks and First Union National Bank (the "Credit Agreement"), or (ii) an `Event of Default' (as defined in the Credit Agreement) shall occur and such default continues beyond any applicable grace period provided therein."

          (m) Article 10.1 of the Participation Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "Tufco, L.P. expressly assumes all the liabilities and obligations of Tufco Industries, Inc., a Wisconsin corporation, under the Lease, this Participation Agreement, and the other Operative Documents."

          (n) Article 10.1 of the Lease and Development Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "Tufco, L.P. expressly assumes all of the liabilities and obligations of Tufco Industries, Inc., a Wisconsin corporation, under this Lease and Development Agreement, the Participation Agreement, and the other Operative Documents."

          (o) The dates corresponding to "Closing Date" and "Completion Date" which should be set forth in Appendix I to Participation Agreement and First Amendment to Lease and Development Agreement ("Appendix I") are June 18, 1996 and such date prior to December 31, 1996 determined in accordance with the definition set forth in the earlier Appendix I, respectively.

          (p) The definition of "Lease Balance" set forth in Appendix I is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "`Lease Balance' means, as of any date of determination, an amount equal to all amounts then due and payable under the Reimbursement Agreement, and without duplication, an amount equal to the then current Stated Amount of the Letter of Credit and any portion of principal of and premium and interest on the Bonds which shall not be paid or payable by a draw on the Letter of in accordance with its terms, and all other amounts owing by the Lessee to Lender or Lessor under any of the Operative Documents."



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          (q) The term "Original Purchaser" (which was not defined in Appendix
     I) is not used in the Operative Documents in connection with Lessee's or Lender's obligations and shall not be defined or construed in any manner which would affect Lessee's obligation to pay the Lease Balance to Lender.

          (r) The definition of "Participation Agreement" set forth in Appendix I is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "`Participation Agreement' means the Participation Agreement, dated as of December 17, 1996, among the Lessee, the Lessor and the Lender, together with all amendments or supplements thereto."

          (s) The definition of "Release Date" set forth in Appendix I is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "`Release Date' means the date that is the later of (i) the date the Bonds shall have been indefeasibly paid in cash in full or (ii) the date the Obligations shall have been indefeasibly paid in cash in full."

          (t) Section 18.4 of the Lease and Development Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "Notices. Unless Otherwise specified herein, all notices, offers acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be made in accordance with the provisions of Section 8.2 of the Participation Agreement as if all such communications were notices covered by such
          Section 8.2."

          (u) Section 15.7(a)(i) of the Lease and Development Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "(i) Lessee shall pay to the Lender the Recourse Deficiency Amount pursuant to Section 15.6(xi),"

          (v) The proviso set forth in Section 2.3(v) of the Participation Agreement is restated to correct and clarify the parties' intentions to read in its entirety as follows:

          "in the event Lessee effectively exercises the Remarketing Option pursuant to the provisions of Section 15.6 of the Lease and duly and timely fulfills the provisions of clauses(i) through (xiii) of Section
          15.6 of the Lease, Lessee's obligations shall be limited as provided in


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          Sections 15.6, 15.7 and 15.8 of the Lease, except as provided by
          Section 7.6 of this Participation Agreement."

     Section 4. Representations and Warranties of the Borrower. In order to induce FUNB to enter into this Agreement, the Borrower hereby reaffirms and confirms for the benefit of FUNB the representations and warranties of the Borrower set forth in each of the Transaction Documents, with the same effect as if made on the date of the execution and delivery of this Assignment and Amendment and as of the Replacement Date, and as if the references therein to "this Agreement" mean and include this Assignment and Amendment.

     In addition, the Borrower represents and warrants to FUNB that:

          (a) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware, is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it is deemed to conduct by virtue of its obligations under the Lease or other Transaction Document, and has full power and authority to enter into and perform its obligations under this Assignment and Amendment and all Collateral Documents.

          (b) The execution, delivery and performance by the Borrower of this Assignment and Amendment and each of the Collateral Documents to which the Borrower is a party will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality, or of the Borrower's certificate of incorporation or By-laws.

          (c) The Borrower has the power to execute, deliver and perform this Assignment and Amendment and each of the Collateral Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents and the performance of the Collateral Documents as amended hereby.

          (d) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which the Borrower is a party does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and this Assignment and Amendment, the Transaction Documents and the Collateral Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (e) To its knowledge, the Reimbursement Agreement and other Transaction Documents, and the obligations of Borrower thereunder, are free from any liens, setoffs, counterclaims and other defenses of Borrower.



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

     Section 5. Representations and Warranties of the Lessee. In order to induce FUNB to enter into this Agreement, the Lessee hereby reaffirms and confirms for the benefit of FUNB the representations and warranties set forth in each of the Transaction Documents, with the same effect as if (i) made on the date of the execution and delivery of this Assignment and Amendment and as of the Replacement Date, and as if the references therein to "this Agreement" mean and include this Assignment and Amendment and (ii) the references therein to any balance sheets or related statements of income, retained earnings and cash flows of Lessee are references to the balance sheets of the Lessee dated September 30, 1995 through September 30, 1998 and to the related statements of income, retained earnings and cash flows for the periods ending on such dates.

     In addition, the Lessee represents and warrants to FUNB:

          (a) The Lessee is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Delaware, is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns, and has full power and authority to enter into and perform its obligations under this Assignment and Amendment and all Collateral Documents.

          (b) That upon issuance by FUNB of the Alternate Letter of Credit, it will have satisfied such of the conditions precedent to this Assignment and Amendment.

          (c) No Default or Event of Default as defined in any of the Transaction Documents and, after giving effect hereto, no such Default or Event of Default will be in existence or will occur as a result of giving effect hereto, and no other default or event exists which with the passage of time or notice to Bank One or FUNB would become such a Default or Event of Default.

          (d) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which the Lessee is a party will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality, or of the Lessee's partnership agreement or other similar organizational documents.

          (e) The Lessee has the power to execute, deliver and perform this Assignment and Amendment and each of the Collateral Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents and the performance of the Collateral Documents as amended hereby.



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

          (f) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which the Lessee is a party does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and this Assignment and Amendment, the Transaction Documents and the Collateral Documents constitute legal, valid and binding obligations of the Lessee, enforceable in accordance with their respective terms.

          (g) The Reimbursement Agreement and other Transaction Documents, and the obligations of Lessee thereunder, are free from any liens, setoffs, counterclaims and other defenses of Lessee.

     Section 6. Representations and Warranties of Bank One. In order to induce FUNB to enter into this Agreement, Bank One represents and warrants to FUNB as of the date hereof and as of the Replacement Date:

          (a) Bank One is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full corporate power and authority to enter into this Assignment and Amendment Agreement and to take any action and execute this Assignment and Amendment Agreement and any Collateral Documents to which it is a party (collectively, the "Assignment Documents").

          (b) The execution, delivery and performance of this Assignment and Amendment and each of the Collateral Documents to which it is a party have been duly authorized by all necessary corporate proceedings, and the Assignment Documents have been duly and validly executed and delivered by Bank One, and, assuming due authorization, execution and delivery by FUNB, are legal, valid, and binding obligations of Bank One, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principals of equity might affect the specific enforcement of such documents.

          (c) Bank One has delivered to FUNB on or prior to the date hereof the original Reimbursement Agreement, Pledge Agreement, Mortgage and the other Transaction Documents listed on Schedule I hereto, and each such document is (i) genuine and (ii) true, correct, and complete, and the terms and conditions contained in such documents reflect the entire agreement with respect to the matters therein between the Borrower, Bank One and, to Bank One's knowledge, any other person, firm or organization having any interest in the Reimbursement Agreement or other Transaction Document, and there are no other verbal or written agreements or representations in connection with the Transaction Documents between the Borrower and Bank One or, to Bank One's


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

     knowledge, any other person, firm or organization. After the execution hereof, Bank One agrees that it will not agree to any modification of the Transaction Documents, consent to any waiver of any provision thereof or waive any Default or Event of Default under any Transaction Document without FUNB's prior written consent.

          (d) Bank One is the owner of the Transaction Documents and conveys all of its right, title and interest to the Transaction Documents to FUNB on the date hereof free and clear of all liens and encumbrances arising by, through or under Bank One.

          (e) To its knowledge, the Reimbursement Agreement and other Transaction Documents, and the obligations of Borrower thereunder, are free from any liens, setoffs, counterclaims and other defenses of Borrower against Bank One.

          (f) Bank One has the right to assign the Transaction Documents and no consents are required as a condition thereto which have not been obtained.

          (g) The Borrower is not delinquent in the payment of any amount due under the Reimbursement Agreement or other Transaction Document.

          (h) No default related to any payment due under the Reimbursement Agreement or other Transaction Document and, to the best of Bank One's knowledge, no other default or event which with the passage of time or notice of Bank One or FUNB would become an Event of Default under the Reimbursement Agreement or other Transaction Document, has occurred.

          (i) There are no claims, suits, or other proceedings or governmental investigations ("Claims") relating to the Reimbursement Agreement or other Transaction Documents nor are there any claims by the Borrower, pending, or to Bank One's knowledge, threatened, relating to the Transaction Documents.

          (j) Bank One warrants that it has not heretofore assigned, pledged or otherwise transferred any interest in the Transaction Documents.

     Section 7. Additional Agreements. The parties hereto further agree that:

          (a) All payments of Basic Rent from and after the Replacement Date shall be paid to FUNB as Lender under the Operative Documents.

          (b) On the Replacement Date, Bank One will transfer to FUNB by wire transfer of immediately available funds, the then current balance of the Principal Escrow Account and the Interest Escrow Account established pursuant to Section 2 of the Reimbursement Agreement, and FUNB will deposit such monies into noninterest bearing escrow accounts established with FUNB at its office in West Trenton, New Jersey for the purpose of complying with the requirements of Section 2 of the Reimbursement Agreement.

          (c) The obligations of the Borrower under this Assignment and Amendment and each other document delivered in connection herewith are solely the corporate obligations of the Borrower. No recourse shall be had for any claims under this Assignment and Amendment against any incorporator, shareholder, officer, or director, past, present or future, of the Borrower or of any successor corporation, or against J H Management Corporation, either directly or through the Borrower or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released.

          (d) A copy of any notice or other communication delivered to Bank One pursuant to any of the Transaction Documents shall (i) until the Replacement Date, also be delivered to FUNB in the same manner and at the same time as such communication is delivered to Bank One, and (ii) after the Replacement Date be delivered to FUNB, in both cases at the address or the number for facsimile transmission, as the case may be, set forth below:

          First Union National Bank
          370 Scotch Road
          West Trenton, NJ  08628
          Attn: Mr. Paul Turko, Senior Underwriter
          Fax: 609-538-7406

          with a copy to:

          Saul, Ewing, Remick & Saul LLP
          Centre Square West
          1500 Market Street, 38th Floor
          Philadelphia, PA 19102
          Attn: Patricia A. Gritzan, Esquire
          Fax: 215-972-1847

     Section 8. Reaffirmation. Except as amended hereby, all of the terms, covenants and conditions of the Transaction Documents and each of the other Loan Documents (including, but not limited to, provisions relating to any waiver of the right to trial by jury) are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents. Each of the Guarantors hereby reaffirms and ratifies all of the terms, covenants, and conditions contained in the Guaranties and confirms that such

Guaranties are binding and enforceable against each such Guarantor as if such Guaranties had been executed as of the date hereof.

     Section 9. Conditions Precedent. The obligation of FUNB to issue the Alternate Letter of Credit is subject to the condition precedent that FUNB shall have received on or before the date of the issuance of the Alternate Letter of Credit the following, each dated such date, in form and substance satisfactory to FUNB and its counsel:

          (a) This Assignment and Amendment, a Mortgage Assignment, an Amended and Restated Assignment of Leases and Rents, an Assignment of Assignment of Leases and Rents, the Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, and an Assignment of Subordination, Non-Disturbance and Attornment Agreement (each in form satisfactory to FUNB) dated as of the date of this Assignment and Amendment, duly executed by the Borrower, the Lessee, each Guarantor and Bank One, as applicable.

          (b) UCC-3 Amendments identifying Lessee as debtor and UCC-3 Assignments of the UCC-1 Financing Statements filed in favor of Bank One in connection with the Transaction Documents, duly executed by Bank One assigning Bank One's interests to FUNB.

          (c) Satisfaction of the mortgage recorded in Mortgage Book 278, Page 224 of Clarendon County, S.C. granted by Asset Holding Corporation IX in favor of Bank One.

          (d) Copies of the resolutions of the Borrower approving this Assignment and Amendment and the other matters contemplated hereby and a copy of the Borrower's certificate of incorporation and By-laws, both certified by the Borrower to be true, correct and complete as of the date hereof, and all other documents evidencing any other action of the Borrower necessary to authorize the execution, delivery and performance hereof.

          (e) A certificate of the Borrower certifying (i) the names and true signatures of the officers of the Borrower authorized to sign this Assignment and Amendment and the other documents to be delivered by it hereunder, (ii) that the representations and warranties contained in
     Section 4 of this Assignment and Amendment are true and correct on and as of the date of issuance of the Alternate Letter of Credit as though made on and as of such date; and (iii) no event has occurred and is continuing, or would result from the issuance of the Alternate Letter of Credit which constitutes a Default or an Event of Default (as defined in any Transaction Document) or would constitute a Default or an Event of Default but for the requirement that notice be given or time elapse or both.

          (f) A commitment from a title insurance company acceptable to FUNB to issue an ALTA Lender's Policy in the amount of $1,356,520.55 insuring that the Borrower is the owner of the real property described therein and the validity and first priority of FUNB's mortgage lien thereon, subject only to those exceptions which are acceptable coverages as FUNB may reasonably request.

          (g) Such evidence as FUNB may require that no environmental hazard or potential hazard exists other than such hazards or potential hazards identified in the Report of Phase I Environmental Site Assessment, BPB Project No. 95009 (February 1995) as updated by B.P. Barber & Associates, Inc. under letter dated June 14, 1996.

          (h) An opinion of Borrower's counsel in form and substance satisfactory to FUNB and its counsel, addressed to FUNB.



                     [SPACE INTENTIONALLY LEFT BLANK TO (i)]







          (i) An opinion of Lessee's counsel in form and substance satisfactory to FUNB and its counsel, addressed to FUNB, to the effect that (i) the Lessee is a limited partnership validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into, execute and deliver the Closing Documents, to perform its obligations thereunder and to consummate the transactions provided for therein, (ii) the execution and delivery of, and the performance under, the Closing Documents have been duly authorized by all necessary corporate action and duly executed and delivered by the Lessee and constitute the legal, valid and binding agreement of the Lessee enforceable against the Lessee in accordance with their terms, (iii) the Lessee succeeded to the obligations of Tufco Industries, Inc. (a dissolved Wisconsin corporation) under the Transaction Documents upon the acquisition by the Lessee of all of the assets of Tufco Industries, Inc. and subsequent dissolution of Tufco Industries, Inc., (iv) the execution and delivery of, and performance under, the Closing Documents by the Lessee do not violate any provision of law, the articles of incorporation or by-laws of the Lessee; and

     (iv) no consent, approval or authorization of any party or governmental authority is required in connection with the execution and delivery of, or performance under, the Closing Documents by Lessee.

          (j) An opinion of counsel for the Guarantors in form and substance satisfactory to FUNB and its counsel, addressed to FUNB, to the effect that
     (i) each of the Guarantors is a corporation validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to enter into, execute and deliver the Reaffirmation of Guaranty set forth on page 19 hereof (the "Reaffirmation"), to perform its obligations thereunder and to consummate the transactions provided for therein, (ii) the execution and delivery of, and performance under, the Reaffirmation have been duly authorized by all necessary corporate action and duly executed and delivered by each of the Guarantors and constitute the legal, valid and binding agreement of each Guarantor enforceable against each of them in accordance with their terms,
     (iii) the execution and delivery of, and performance under, the Reaffirmation by each of the Guarantors does not violate any provision of law, the articles of incorporation or by-laws of any of the Guarantors; and
     (iv) no consent, approval or authorization of any party or governmental authority is required in connection with the execution, delivery of, and performance under, the Reaffirmation by any Guarantor.

          (k) An opinion of Haynsworth, Marion, McKay & Guerard, L.L.P. in form and substance satisfactory to the Trustee that the replacement of the Letter of Credit with the Alternate Letter of Credit will not cause interest on the Project Bonds (as defined in the Indenture) to become includable in gross income for federal income tax purposes.

          (l) A certificate of Bank One certifying the names and true signatures of the officers of Bank One authorized to sign this Assignment and Amendment and the other documents to be delivered by it hereunder.

          (m) Such other documents as FUNB or its counsel may reasonably request; and all proceedings taken in connection with the transactions contemplated by this Assignment and Amendment, and all instruments, authorizations and other documents applicable thereto, are satisfactory to FUNB.

     Section 10. Binding Effect. This Assignment and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Borrower, Lessee or Guarantors shall have the right to assign its rights hereunder or any interest herein without the prior written consent of FUNB. FUNB may assign or otherwise transfer (by participation or otherwise) all or any part of, or any interest (undivided or divided) in, FUNB's rights and benefits under this Assignment and Amendment or delegate any or all of its obligations hereunder. Any assignee of FUNB shall have the same rights and benefits against the Borrower, Lessee and Guarantors hereunder as it would have had if such assignee were FUNB under this Assignment and Amendment. FUNB shall notify the Borrower and the Trustee of any such assignment.

     Section 11. Severability. Any provision of this Assignment and Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 12. Governing Law. This Assignment and Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without reference to conflict of law principles.

     Section 13. Headings. Section headings in this Assignment and Amendment are included herein for convenience of reference only and shall not constitute a part of this Assignment and Amendment for any other purpose.

     Section 14. Counterparts. This Assignment and Amendment may be signed in any number of counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

     Section 15. Judicial Proceedings. Each party to this Assignment and Amendment agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Assignment and Amendment, the Transaction Documents, the Collateral Documents or the dealings of the parties with respect hereto and thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDINGS. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or dames other than, or in addition to, actual damages. THE BORROWER, LESSEE AND GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT FUNB WOULD NOT ENTER INTO THIS AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                         ASSET HOLDINGS CORPORATION IX

                                         By:
                                            -----------------------------------
                                               Name:
                                               Title:


                                         TUFCO, L.P.

                                         By:
                                            -----------------------------------
                                               Name:
                                               Title:


                                         BANK ONE, WISCONSIN

                                         By:
                                            -----------------------------------
                                               Name:
                                               Title:


                                         FIRST UNION NATIONAL BANK

                                         By:
                                            -----------------------------------
                                               Name:
                                               Title:

     The undersigned Guarantors, each of whom has guaranteed the obligations of the Lessee under the Lease pursuant to Guaranty Agreements dated December 17, 1996 and February 7, 1997, as amended by the First Amendment to Unconditional Corporate Guaranty Agreement dated as of February ___, 1998 (the "Guaranty"), hereby acknowledge that they have each read and understand the provisions of the foregoing Assignment and Amendment and do hereby consent and agree to the Lessee's execution and delivery of said Assignment and Amendment; and each Guarantor hereby reaffirms, ratifies and confirms all of its respective obligations under the Guaranty in favor of FUNB (the "Reaffirmed Agreements") as if such Reaffirmed Agreements had been executed on the date hereof. Without limitation thereon, the Guarantor expressly acknowledges and agrees that the Lease, as amended by said Assignment and Agreement, constitutes one of the "Guaranteed Obligations" as such term is defined in the Guaranty.

TUFCO TECHNOLOGIES, INC.                    TUFCO TECH, INC.


By:                                         By:
   ----------------------------------          --------------------------------
      Name:                                       Name:
      Title:                                      Title:


TECHNOLOGIES I, INC.                        TUFCO, INC.


By:                                         By:
   ----------------------------------          --------------------------------
      Name:                                       Name:
      Title:                                      Title:


TFCO, INC.                                  FOREMOST MANUFACTURING COMPANY, INC.

By:                                         By:
   ----------------------------------          --------------------------------
      Name:                                       Name:
      Title:                                      Title:

                                   SCHEDULE I

                          List of Transaction Documents

1. Loan Agreement dated as of December 1, 1996 between Asset Holdings Corporation IX ("Holdings") and the South Carolina Jobs Economic Development Authority ("Issuer").

2. Trust Indenture dated as of December 1, 1996 between Bank One Wisconsin Trust Company, National Association ("Trustee") and Issuer.

3. Reimbursement Agreement dated as of December 17, 1996 between Bank One, Wisconsin ("Bank One") and Holdings.

4. Participation Agreement dated as of December 17, 1996 among Holdings, Bank One and Tufco Industries, Inc. 5. Lease and Development Agreement dated as of June 10, 1996, between Holdings, as Lessor, and Tufco, as Lessee.

6. First Amendment to Lease and Development Agreement dated December ___, 1996, between Holdings and Tufco Industries, Inc. ("Tufco")

7. First Amendment to Participation Agreement dated as of February 7, 1997 among Holdings, Bank One and Tufco, L.P. ("Tufco").

8. Second Amendment to Lease and Development Agreement dated February 7, 1997, between Holdings, Tufco, L.P. ("Tufco LP") and Bank One.

9. Second Amendment to Participation Agreement dated as of February ___, 1998 among Holdings, Bank One and Tufco.

10. Third Amendment to Participation Agreement dated as of August 28, 1998 among Holdings, Bank One and Tufco.

11. Mortgage and Security Agreement dated as of December 17, 1996 from Holdings to Bank One.

12. Assignment of Leases and Rents dated as of December 17, 1996 from Holdings to Bank One.

13. Subordination, Non-disturbance and Attornment Agreement dated as of December 17, 1996 among Holdings, Tufco Industries, Inc. and Bank One.

14. Pledge and Security Agreement dated as of December 17, 1996 from Holdings to Bank One.

15. Unconditional Corporate Guaranty Agreement dated as of December 17, 1996 from Tufco Technologies, Inc., Executive Converting Corporation and Hamco Industries, Inc. to Bank One.

16. Unconditional Corporate Guaranty Agreement dated as of February 7, 1997 from Tufco Technologies, Inc., Technologies I, Inc., TFCO, Inc., Tufco, Inc. and Tufco Tech, Inc. to Bank One.

17. First Amendment to Unconditional Corporate Guaranty Agreement dated as of February ___, 1998 among Foremost Manufacturing Company, Inc., Tufco Technologies, Inc., Technologies I, Inc., TFCO, Inc., Tufco, Inc., Tufco Tech, Inc. and Bank One.

18. UCC-1 Financing Statements: Filed with the Secretary of State, SC, Nos. 123914B, 123839B, 160457A, 150436A, 160549A, 123759B.

                                    EXHIBIT A

                            Form of Letter of Credit